Tenable Completes Acquisition of Ermetic
Expanded cloud security offering features unified CNAPP with powerful CIEM capabilities
COLUMBIA, Md. (October 2, 2023) — Tenable® Holdings, Inc., the Exposure Management company, today announced it has closed its acquisition of Ermetic, Ltd. (“Ermetic”), an innovative cloud-native application protection platform (CNAPP) company, and a leading provider of cloud infrastructure entitlement management (CIEM). The acquisition combines two cybersecurity innovators and marks an important milestone in Tenable’s mission to shift organizations to proactive security. The combination of Tenable and Ermetic offerings will add capabilities to both the Tenable One Exposure Management Platform and the Tenable Cloud Security solution to deliver market-leading contextual risk visibility, prioritization and remediation across infrastructure and identities, both on-premises and in the cloud.
With unified CNAPP, iron-clad CSPM protection, and industry-leading CIEM, security teams receive the context and prioritization guidance to make efficient and accurate remediation decisions. Security teams will no longer need to be cloud security experts to understand where the most urgent risks exist and what to do about them.
Tenable and Ermetic together will help organizations address some of the most difficult challenges in cybersecurity today:
•Simplifying security management to meet the increasing demands of cloud infrastructure growth
•Reducing the risk caused by an explosion in volume of user and machine identities in the cloud
•Understanding the complex relationships and risks across all assets and identities
“The unique combination of Tenable and Ermetic will give customers tightly integrated CNAPP capabilities for cloud environments, delivered through an elegant user experience that minimizes complexity and speeds adoption,” said Amit Yoran, chairman and chief executive officer, Tenable. “We’re delivering unparalleled insights into identities and access, which are absolutely critical to securing cloud environments. And with the integration of insights from Tenable One, customers can also consolidate, simplify and reduce costs.”
The Tenable One Exposure Management Platform enables customers to gain a more complete, accurate and actionable view of their attack surface. Exposure management shifts preventive security from securing technology silos to applying contextual risk intelligence to protect the business. The acquisition of Ermetic accelerates this shift for Tenable customers, adding a depth of cloud security expertise and capabilities that provide context to prioritize risk and simplify remediation. Ermetic adds analytical strength to ExposureAI, more contextual relationships and deep data insights to make Tenable One an even more effective platform for preventive security.
Ermetic will also expand and augment Tenable Cloud Security, which enables security teams to continuously assess the security posture of cloud environments, offering full visibility and helping to prioritize efforts based on business risk.
Additional Resources
•Register for our upcoming webinar on October 18, 2023, titled “Accelerating customer value in CNAPP and Exposure Management”
•Read the acquisition blog post for more context on this announcement here.
•Request a demo of Tenable Cloud Security or Tenable One.

About Tenable
Tenable® is the Exposure Management company. Approximately 43,000 organizations around the globe rely on Tenable to understand and reduce cyber risk. As the creator of Nessus®, Tenable extended its expertise in vulnerabilities to deliver the world’s first platform to see and secure any digital asset on any computing platform. Tenable customers include approximately 60 percent of the Fortune 500, approximately 40 percent of the Global 2000, and large government agencies. Learn more at tenable.com.
Forward-Looking Statements
This press release contains forward-looking information related to Tenable, and its acquisition of Ermetic that involves substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. You can generally identify forward-looking statements by the use of forward-looking terminology such as the words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. The forward-looking statements in this press release are based on Tenable’s current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties, many of which are beyond Tenable’s control. Forward-looking statements in this communication include, among other things, statements about the potential benefits of the acquisition and product developments and other possible or assumed business strategies, potential growth opportunities, new products, and potential market opportunities. Risks and uncertainties include, among other things, our ability to successfully integrate Ermetic’s operations; our ability to implement our plans, forecasts and other expectations with respect to Ermetic’s business; our ability to realize the anticipated benefits of the acquisition, including the possibility that the expected benefits from the acquisition will not be realized or will not be realized within the expected time period; disruption from the acquisition making it more difficult to maintain business and operational relationships; the inability to retain key employees; the negative effects of the consummation of the acquisition on the market price of our common stock or on our operating results; unknown liabilities; attracting new customers and maintaining and expanding our existing customer base; our ability to scale and update our platform to respond to customers’ needs and rapid technological change, increased competition on our market and our ability to compete effectively, and expansion of our operations and increased adoption of our platform internationally.
Additional risks and uncertainties that could affect our financial results are included in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 and other filings that we make from time to time with the Securities and Exchange Commission (SEC) which are available on the SEC’s website at www.sec.gov. In addition, any forward-looking statements contained in this communication are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
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